Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 1 of our report dated December 18, 2014, of Global Holding International relating to the audit of the financial statements as of November 30, 2014 and for the period from March 28, 2014 (inception) until November 30, 2014 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

February 6, 2015